UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2007

FOREFRONT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-29707	65-0910697
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

835 Bill Jones Industrial Drive Springfield, Tennessee	37172
(Address of principal executive offices)	(Zip Code)

(615) 384-1286

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 19, 2007, we announced that our Board of Directors has appointed Richard Allen Oleksyk as the President of ForeFront Group, Inc. (“ForeFront”), our wholly owned subsidiary, effective April 9, 2007. The press release announcing the appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference. From November 1998 to March 2007, Mr. Oleksyk served in various capacities with PrideSports, a leading manufacturer of golf tees and other equipment. Mr. Oleksyk served as President of PrideSports since January 2003, and prior to that he served as President of Softspikes (acquired by PrideSports in January 2003), which manufactures plastic golf cleats, from December 2001 until January 2003. From November 1998 until December 2001 he served as Director of Sales and Marketing and Vice President of Sales for such company. Prior to joining PrideSports, Mr. Oleksyk served in various management positions with Howmedica, a division of Pfizer, Inc., and Kimberly-Clark Corporation, a global wholesaler of personal health and hygiene consumer products.

In connection with his appointment as President of ForeFront, we entered into an Employment Agreement with Mr. Oleksyk effective April 16, 2007. Mr. Oleksyk’s employment agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The employment agreement provides for an annual base salary of $190,000 and has an initial term of four years. The employment agreement also provides for annual bonuses as determined by our Board of Directors and options to purchase 100,000 shares of our common stock. The employment agreement also provides a change in control provision. This provisions provides that in the event Mr. Oleksyk is terminated as a result of a change in control of our company, we are obligated to continue paying Mr. Oleksyk’s base salary for a period of 12 months following such termination. In addition, any unvested stock options would immediately vest upon such termination. A change in control includes reorganization, merger, consolidation or other form of corporate transaction or series of transactions with respect to which persons who were our shareholders immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power of our company in substantially the same proportions as their ownership immediately prior to such transaction. A change in control also includes our liquidation or dissolution or the sale of all or substantially all of our assets.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, effective April 9, 2007, by and between ForeFront Group, Inc. and Allen Oleksyk.

99.1	ForeFront Holdings, Inc. Press Release, dated April 19, 2007.

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Exhibit Index

Exhibit Number	Description
10.1	Employment Agreement, effective April 9, 2007, by and between ForeFront Group, Inc. and Allen Oleksyk.

99.1	ForeFront Holdings, Inc. Press Release, dated April 19, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ForeFront Holdings, Inc.

Dated: April 20, 2007	By:	/s/ Michael S. Hedge
Michael S. Hedge
Chief Executive Officer

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